Exhibit 1(a)
                                                                  ------------


                           ARTICLES OF INCORPORATION

                                      OF

                               FDP SERIES, INC.

     THE UNDERSIGNED, SUJI KANG, whose post office address is Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE I.
                                     NAME
                                     ----

     The name of the corporation is FDP SERIES, INC. (the "Corporation").

                                  ARTICLE II.
                              PURPOSES AND POWERS
                              -------------------

     The purpose or purposes for which the Corporation is formed, the powers, rights and privileges that the Corporation shall be authorized to exercise and enjoy, and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To conduct and carry on the business of an investment company of the management type.

     (2) To hold, invest and reinvest its assets in securities, and in connection therewith, without limiting the foregoing, to hold part or all of its assets (a) in cash and/or (b) in shares of another corporation known in the investment company industry as a master fund in a master/feeder structure, which corporation holds securities and other assets for investment purposes (the "Master Fund").

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

     (4) To exchange, classify, reclassify, change the designation of, convert, rename, redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its issued or unissued capital stock of any class or series, as its Board of Directors may determine, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.


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     (5) To transfer all or substantially all the assets of the Corporation
(or the assets of any series thereof) to the Master Fund, in exchange for shares in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation.

     (6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                 ARTICLE III.
                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                  ARTICLE IV.
                                 CAPITAL STOCK
                                 -------------

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion Six Hundred Million (1,600,000,000) shares, of the par value of Ten Cents ($. 10) per share, and of the aggregate par value of One Hundred Sixty Million Dollars ($160,000,000). The capital stock initially consists of four series, known as International FDP Fund, U.S. Growth FDP Fund, U.S. Value FDP Fund, and Core Bond FDP Fund (collectively, the "Series", and each, a "Series"). Each Series shall consist, until further changed, of Four Hundred Million (400,000,000) shares. The shares of each Series shall consist, until further changed, of four classes of shares designated Class A shares, Class B shares, Class C shares and Class I shares (the "Classes"). Class A shares, Class B shares, Class C shares and Class I shares of each Series shall consist, until further changed, of One Hundred Million (100,000,000) shares.


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     (2) Unless otherwise expressly provided in the charter of the
Corporation, the Class A, Class B, Class C and Class I shares of each Series shall represent an equal proportionate interest in the assets belonging to that particular Series (subject to the liabilities of that Series) and each share of a particular Series shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

     (i) The Class A, Class B, Class C and Class I shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

     (ii) Liabilities of a Series which are determined by or under the Supervision of the Board of Directors to be attributable to a particular Class of that Series may be charged to that Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that Class of the Series.

    (iii) The Class A, Class B, Class C and Class I shares of a particular Series may have such different exchange and conversion rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

     (3) The Board of Directors may classify and reclassify any unissued shares of capital stock of any class or series into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

     (4) The Board of Directors may vary among all of the holders of a particular class or series (a) the length of time shares must be held prior to conversion into shares of another class or series (the "Holding Period(s)"),
(b) the manner in which the time for such Holding Period(s) is determined and
(c) the class or series into which the particular class or series is being converted; provided, however, that with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s), the Holding Periods(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being converted shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the conversion, were issued.

     (5) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article II, Sections (2),
(4) and (5) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class;


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provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote and (d) the shares of capital stock of the Corporation shall have no voting rights in connection with the transfer of all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by Maryland General Corporation Law and the Investment Company Act of 1940, as amended.

     (6) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series), unless a greater proportion is specified in the charter of the Corporation.

     (7) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series in accordance with such requirements and procedures as may be established by the Board of Directors.

     (8) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation applicable to that class or series.

     (9) Any fractional shares shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.


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     (10) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class shall constitute a quorum.

     (11) All persons who shall acquire stock in the Corporation of any class or series shall acquire the same subject to the provisions of the charter and the By-Laws of the Corporation. Any reference to "shares," "stock," or "shares of stock" in these Articles of Incorporation shall be deemed to refer, unless the context otherwise requires, to the shares of each separate class and/or series. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation, as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

     (12) (a) Each series of capital stock of the Corporation shall relate to a separate portfolio of investments. All shares of stock in each series shall be identical except that there may be variations between the different series as to the purchase price, determination of net asset value, designations, preferences, conversion or other rights, voting powers, restrictions, special and relative rights and limitations as to dividends and on liquidation, qualifications or terms or conditions of redemption of such shares of stock.

          (b) Each series of stock of the Corporation shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

          (i) All consideration received by the Corporation for the issue or sale of stock of each series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds, or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled in the books of account of the Corporation. Such assets, funds, and payments, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series. In the event that there are any income, earnings, profits, and proceeds thereof, assets, funds or payments that are not readily identifiable as belonging to any particular series, the Board of Directors of the Corporation shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in their sole discretion, deem fair and equitable. Each allocation by the Board of Directors shall be conclusive and binding on the stockholders of the Corporation of all series for all purposes.


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


          (ii) The assets belonging to each series of stock shall be charged with the liabilities in respect of such series, and also shall be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the Articles of Incorporation of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more series.

                                  ARTICLE V.

                     PROVISIONS FOR DEFINING, LIMITING AND
                 REGULATING CERTAIN POWERS OF THE CORPORATION
                     AND OF THE DIRECTORS AND STOCKHOLDERS
                     -------------------------------------

     (1) The initial number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than the minimum number permitted by the General Laws of the State of Maryland. The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

                              Alice A. Pellegrino
                               Brian D. Stewart
                                Natalie S. Bej

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

     (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation, of any class or series, acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each director and each officer of the Corporation shall be indemnified and advanced expenses by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification are or may be entitled. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.


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


     (5) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (6) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

     (7) The Board of Directors of the Corporation from time to time may change the Corporation's name, or change the name or other designation of any class or series of its stock, without the vote or consent of the stockholders of the Corporation, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

     (8) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund shall be deemed to be in the ordinary course of business of the Corporation, and the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended.

                                  ARTICLE VI.

                                  REDEMPTION
                                  ----------

     (1) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less


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such redemption fee or liquidation fee, contingent deferred sales charge or other charge or fee (which fees and charges may vary within and among the classes and series of capital stock), if any, as may be approved by the Board of Directors of the Corporation. Payment of the redemption price shall be made by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

     (2) The Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors (the "Minimum Account Balance") and the stockholder has been given written notice of the redemption as required by the General Laws of the State of Maryland and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation.

     (3) Payment of the redemption price by the Corporation may be made either in cash or in securities or other assets at the time owned by the Corporation or partly in cash and partly in securities or other assets at the time owned by the Corporation.

                                 ARTICLE VII.
                             DETERMINATION BINDING
                             ---------------------

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the


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Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE VIII.
                              PERPETUAL EXISTENCE
                              -------------------

     The duration of the Corporation shall be perpetual.

                                  ARTICLE IX.
                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     IN WITNESS WHEREOF, the undersigned incorporator of FDP Series, Inc.
hereby executes these Articles of Incorporation and acknowledges the same to be her act.

     Dated this 31st day of March 2005.


                                    /s/ Suji Kang
                                    -------------------------------
                                    Suji Kang